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                                                                    EXHIBIT 12.1

                                                                                        Year Ended August 31
                                                                       ----------------------------------------------------
                                                                         1999      2000      2001       2002        2003
                                                                       --------  --------  --------   ---------   ---------
Losses:
  Net Income (loss)                                                    $  350.3   $ 497.2  $ (123.5)  $(3,110.2)  $(3,462.0)
  Discontinued operations, net of tax                                      (1.3)    (44.0)     33.4        39.4       442.2
  Income tax expense (benefit)                                            161.1     223.5     (35.9)     (449.0)      532.1
                                                                       --------  --------  --------   ---------   ---------
  Income (loss) from continuing operations before income tax
    expense (benefit)                                                  $  510.1  $  676.7  $ (126.0)  $(3,519.8)  $(2,487.7)
                                                                       --------  --------  --------   ---------   ---------
  Add back: fixed charges                                                  63.3      99.3     199.4       272.4       236.2
                                                                       --------  --------  --------   ---------   ---------
  Earnings before fixed charges                                           573.4     776.0      73.4    (3,247.4)   (2,251.5)
                                                                       ========  ========  ========   =========   =========
Fixed Charges:
  Interest portion of rent expenses                                    $   25.0  $   27.7  $   24.6   $    33.6   $    29.1
  Interest expense                                                         38.3      71.6     174.8       238.8       207.1
                                                                       --------  --------  --------   ---------   ---------
                                                                       $   63.3  $   99.3  $  199.4   $   272.4   $   236.2
                                                                       ========  ========  ========   =========   =========
Ratio of earnings to fixed charges                                          9.1       7.8       0.4          --          --
Deficiency of earnings to fixed charges                                      --        --        --    (3,519.8)   (2,487.7)

                                                                  Six Months Ended
                                                                     February 28
                                                                 ------------------
                                                                    2003       2004
                                                                 -------    -------
Losses:
  Net loss                                                       $(181.7)   $(187.8)
  Discontinued operations, net of tax                               10.5       45.9
  Income tax expense (benefit)                                     (84.8)       3.0
                                                                 -------    -------
  Loss from continuing operations before income tax expense
    (benefit)                                                    $(256.0)   $(138.9)
                                                                 -------    -------
  Add back: fixed charges                                          124.8      100.9
                                                                 -------    -------
  Earnings before fixed charges                                   (131.2)     (38.0)
                                                                 =======    =======
Fixed Charges:
  Interest portion of rent expenses                              $  15.8    $  12.6
  Interest expense                                                   109       88.3
                                                                 -------    -------
                                                                 $ 124.8    $ 100.9
                                                                 =======    =======
Ratio of earnings to fixed charges                                    --         --
Deficiency of earnings to fixed charges                           (256.0)    (138.9)